Exhibit 3.31

BY-LAW NO. 1

a by-law relating generally
to the transaction of the
business and affairs of
Victor Equipment Company of Canada Ltd.

BE IT ENACTED as a by-law of Victor Equipment Company of
Canada Ltd. (hereinafter referred to as the “Corporation”) as follows:

INTERPRETATION

1.                                       Definitions - In this by-law and all other by-laws of the Corporation unless the context requires otherwise:

(a)                                  “the Act” means The Business Corporations Act (Ontario) or any statute which may be substituted therefor as amended from time to time;

(b)                                 “articles” means the articles of incorporation of the Corporation as from time to time amended or restated;

(c)                                  “board” means the board of directors of the Corporation;

(d)                                 “non-business day” means Saturday, Sunday and any other day that is a holiday as defined in The Interpretation Act (Ontario);

(e)                                  “person” includes individuals, bodies corporate, partnerships, trusts and unincorporated associations;

(f)                                    “resident Canadian” means a Canadian citizen who is ordinarily resident in Canada or as otherwise defined in the Act;

(g)                                 words importing the singular number only include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders;

(h)                                 all words used in this by-law and defined in the Act shall have the meanings given to such words in the Act.

HEAD OFFICE

2.                                       Until changed by special by-law, the head office of the Corporation shall be in the Municipality of Metropolitan Toronto and at such location therein as the board may from time to time determine by resolution.

SEAL

3.                                       The seal of the Corporation shall be in such form as the board may from time to time determine by resolution and, until changed by the board, shall be in the form impressed in the margin hereof.

MEETINGS OF SHAREHOLDERS

4.                                       Annual Meeting - The annual meeting of shareholders shall be held on such day in each year and at such time and at such place within Ontario or elsewhere if permitted by the articles as the board, or the chairman of the board or the president in the absence of the chairman of the board may from time to time determine, for the purposes of receiving the financial statement and auditor’s report thereon as required by the Act to be laid before the shareholders at an annual meeting, electing directors, appointing the auditor and fixing or authorizing the board to fix his remuneration and for the transaction of such other business as may properly be brought before the meeting.

5.                                       General Meeting - The board or the chairman of the board or the president shall have the power at any time to call a general meeting of the shareholders of the Corporation to be held on such date and at such time and at such place within Ontario or elsewhere if permitted by the articles as may be determined by the board or the person calling the meeting. The phrase “meeting of shareholders” wherever it occurs in this by-law shall mean and include an annual meeting of shareholders and a general meeting of shareholders.

6.                                       Notices - Notice of the date, time and place of every meeting of shareholders shall be given not less than ten days before the date on which the meeting is to be held to the auditor of the Corporation, to each person who at the close of business on the record date for notice appears on the records of the Corporation as the holder of one or more shares carrying the right to vote at the meeting and to each director. Notice of a general meeting of shareholders shall state the general nature of the business which is to be transacted at it. A meeting of shareholders may be held at any time without notice if all the shareholders entitled to vote thereat are present in person or represented by proxy or those not so present or represented by proxy waive notice of or otherwise consent to such meeting being held, and if the auditor is present or waives such notice or otherwise consents to such meeting being held.

7.                                       Record Date f or Notice - The board may fix a date, preceding the date of any meeting of shareholders by not less than ten days for the determination of the shareholders entitled to notice of the meeting. If no such record date for notice is fixed by the board, the record date for notice shall be the day next preceding the day on which notice is given or sent.

8.                                       Chairman and Secretary - The Chairman of the board or, in his absence, the president or, in his absence, a vice-president shall be chairman of any meeting of shareholders and, if none of the said officers be present within fifteen minutes after the time appointed for holding the meeting, the persons present and entitled to vote shall choose a chairman from amongst themselves. The secretary of the Corporation shall act as secretary at any meeting of shareholders or, if the secretary of the Corporation be absent, the chairman of the meeting shall appoint some person, who need not be a shareholder, to act as Secretary of the meeting.

9.                                       Persons Entitled to be Present - The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the directors of the Corporation, the auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act, the articles or the by-laws of the Corporation to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

10.                                 Quorum - Two or more persons present in person and each entitled to vote thereat either personally or as proxy and holding or representing by proxy not less than 51% of the outstanding shares in the capital of the Corporation carrying voting rights thereat shall constitute a quorum for the transaction of business at any meeting of shareholders.

11.                                 Right to Vote - At each meeting of the shareholders every shareholder shall be entitled to vote who on the record date for voting appears on the records of the Corporation as the holder of one or more shares carrying the right to vote at such meeting; save that, if the share in question has been mortgaged or hypothecated, the person who mortgaged or hypothecated such share (or his proxy) is entitled to vote at all meetings of shareholders in respect thereof unless in the instrument creating the mortgage or hypothec he has expressly empowered the holder of such mortgage or hypothec to vote in respect of such share, in which case, subject to the articles, such holder (or his proxy) is entitled to vote in respect of such share upon filing with the secretary of the meeting sufficient proof of the terms of such instrument.

12.                                 Record Date For Voting - The board may fix in advance of any meeting of shareholders a date and time, not more than two days, excluding non-business days, before the date of the meeting, as the record date for the determination of the shareholders entitled to vote at the meeting, but if no such record date is fixed by the board, the record date for voting shall be the time of the taking of the vote.

13.                                 Personal Representatives - Where a person holds shares as an executor, administrator, guardian, tutor, trustee, receiver or liquidator or the committee of or the curator to a mental incompetent, that person or his proxy upon filing with the secretary of the meeting sufficient proof of his appointment shall be entitled to vote at all meetings of shareholders in respect of the shares so held by him.

14.                                 Proxies - Every shareholder, including a shareholder that is a body corporate, entitled to vote at a meeting of shareholders may by means of a proxy appoint a person, who need not be a shareholder, as his nominee to attend and act at the meeting in the manner, to the extent and with the power conferred by the proxy. The proxy shall be in writing executed by the shareholder or his attorney authorized in writing or, if the shareholder is a body corporate, under its corporate seal or by an officer or attorney thereof duly authorized, and shall conform with the requirements of the Act. The proxy shall cease to be valid after the expiration of one year from the date thereof. The proxy shall be deposited with the secretary of the meeting before any vote is cast under its authority, or before such earlier time, not exceeding forty-eight hours (excluding non-business days) preceding the meeting, as the board may fix by resolution.

15.                                 Joint Shareholders - Where two or more persons hold the same share jointly, any of such persons present or represented by proxy at a meeting of shareholders has the right in the absence of the other or others to vote in respect of such share, but, if more than one of such persons are present or represented by proxy, they shall vote together as one on the share jointly held by them.

16.                                 Scrutineers - At each meeting of shareholders one or more scrutineers who need not be shareholders of the Corporation may be appointed by a resolution of the meeting or by the chairman to serve at the meeting.

17.                                 Votes to Govern - Unless otherwise required by the articles or by-laws of the Corporation or by law, all questions proposed for the consideration of shareholders at a meeting of shareholders shall be determined by the majority of the votes cast.

18.                                 Show of Hands - Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a poll thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a poll thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question and the result of the vote so taken shall be the decision of the shareholders upon the said question.

19.                                 Polls - On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairman may require or any person entitled to vote on the question may demand a poll thereon. A poll so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a poll may be withdrawn at any time prior to the taking of the poll. Upon a poll each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the poll so taken shall be the decision of the shareholders upon the said question.

20.                                 Casting Vote - In case of an equality of votes at any meeting of shareholders either upon a show of hands or upon a poll, only the Chairman of the Board of Directors shall be entitled to a second or casting vote.

21.                                 Adjournment - The chairman presiding at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place.

22.                                 Action in Writing by Shareholders - Any by-law or resolution passed by the directors may, in lieu of confirmation at a general meeting of shareholders, be confirmed and consented to in writing by all the shareholders entitled to vote at such meeting. Any resolution may, in lieu of being passed at a meeting of shareholders, be consented to by the signatures of all the shareholders who would be entitled to vote at a meeting of shareholders duly called, constituted and held for the purpose of considering such resolution.

DIRECTORS

23.                                 Duties of Directors - The board shall manage or supervise the management of the affairs and business of the Corporation.

24.                                 Qualifications of Directors - (a)   A majority of directors on the board of directors shall be resident Canadians.

(b)                                 No person shall be elected or appointed a director if he is

(i)                                     under 18 years of age, or

(ii)                                  an undischarged bankrupt or a mental incompetent.

(c)                                  A director need not be a shareholder of the Corporation.

25.                                 Number of Directors and Quorum – Until changed in accordance with the Act, the board shall consist of 6 members, of whom 1 member must be elected exclusively by the preference shareholders, and the quorum for the transaction of business shall consist of 3 members of the board, of whom at least 1 shall be other than a resident Canadian.  Notwithstanding vacancies, the remaining directors may exercise all the powers of the board so long as a quorum of the board remains in office.

26.                                 Action by the Board - The board shall make all determinations and take all action in exercise of its powers by or pursuant to a by-law or resolution either passed at a meeting of directors at which a quorum is present and at which a majority of the directors present are resident Canadians or consented to by the signatures of all the directors then in office if constituting a quorum.

27.                                 Election and Term - (a)   Directors shall be elected yearly at the annual meeting of shareholders of the Corporation and shall hold office until the next annual meeting of shareholders. Each director then in office shall retire, but, if qualified, shall be eligible for re-election. The election may be by a resolution carried by a show of hands unless a poll is demanded by any shareholder and if a poll is demanded such election shall be by ballot. If an election of directors is not held at the annual meeting of shareholders, the directors then in office shall continue in office until their successors are elected.

(b)                                 The election or appointment of a person as a director shall not be effective unless,

(i)                                     he was present at the meeting when he was elected or appointed and did not refuse at the meeting to act as a director; or

(ii)                                  he consented in writing before his election or appointment or within ten days thereafter to act as director.

28.                                 Removal of Directors - The shareholders may, by resolution passed by a majority of the votes cast at a general meeting of shareholders duly called for that purpose, remove any director and may at that meeting elect a qualified person in his stead for the remainder of his term.

29.                                 Vacation of Office - A director may resign his office by notice in writing delivered or sent to the secretary of the Corporation and such resignation shall become effective on receipt thereof or on such later date as may be specified in such notice. A director shall forthwith cease to hold office as a director should he become bankrupt or be found to be a mental incompetent.

30.                                 Vacancies - If a vacancy shall occur in the board otherwise than as a result of an increase in the number of directors, the remaining directors if constituting a quorum may appoint a qualified person to fill the vacancy for the remainder of the tern. In the absence of a quorum the remaining directors shall forthwith call a meeting of shareholders to fill the vacancy. Where the number of directors is increased, any vacancy resulting from such increase shall be filled by election at a meeting of shareholders.

31.                                 Calling of Meetings - Meetings of the board shall be held from time to time at such place, on such day and at such time as the board, or the chairman of the board or the president or any two directors may determine. Notice of every meeting so called shall be given to each director not less than forty-eight hours before the time when the meeting is to be held and need not be in writing; provided that no notice of a meeting shall be necessary if all the directors are present or if those absent waive notice of or otherwise signify their consent to the holding of such meeting.

32.                                 Meetings by Telephone - Any director may participate in a meeting of the board of directors or of the executive committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, if all the directors consent to the holding of meetings in such manner.

33.                                 Regular Meetings - The board may appoint a day or days in any month or months for regular meetings at a place and hour to be named. A copy of any resolution by the board fixing the place and time of regular meetings of the board shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting.

34.                                 Auditor’s Attendance at Meetings - The auditor of the Corporation shall be entitled to attend and be heard at meetings of the board on matters relating to his duties as auditor.

35.                                 First Meeting of the New Board - Each newly elected board may, without notice, hold its first meeting for the purpose of organization and the election and appointment of officers within one week following the meeting of shareholders at which such board was elected, provided that a quorum of directors is present.

36.                                 Place of Meeting - Meetings of the board of directors and of the executive committee may be held at the head office of the Corporation or any other place within or outside Ontario, but in any financial year of the corporation a majority of the meetings of the board of directors and a majority of the meetings of the executive committee shall be held within Canada. If a majority of the directors participating by telephone in any meeting of the board or of the executive committee are then in Canada the meeting shall be deemed to have been held in Canada.

37.                                 Votes to Govern - At all meetings of the board every question shall be decided by a majority of the votes cast on the question and in the case of an equality of votes only the Chairman of the Board of Directors shall be entitled to a second or casting vote.

38.                                 Chairman and Secretary - The chairman of the board or, in his absence, the president or, in his absence, a vice-president shall be chairman of any meeting of the board; and, if none of the said officers is present, the directors present shall choose one of their number to be chairman. The secretary of the Corporation shall act as secretary at any meeting of the board and, if the secretary of the Corporation be absent, the chairman of the meeting shall appoint a person who need not be a director to act as secretary of the meeting.

39.                                 Remuneration and Expenses - The directors shall be paid such remuneration for their services as directors as may from time to time be authorized by by-law confirmed by the shareholders in accordance with the Act. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

40.                                 Interest of Directors in Contracts - Subject to the provisions of the Act it shall be the duty of every director of the Corporation who has, directly or indirectly, any material interest in any material contract or transaction to which the Corporation or a subsidiary thereof is or is to be a party, other than a contract or transaction in which his interest is limited solely to his remuneration as a director, officer or employee, to disclose his interest in such contract or transaction in accordance with the requirements of the Act and to refrain from voting in respect thereof at any meeting of the board of directors, and any director so disclosing his interest will not be counted as being present at the meeting for the purpose of determining whether a quorum is present at the time a vote is taken in respect of the contract or transaction in which he has disclosed his interest.

Subject to the foregoing, no director acting honestly and in good faith shall be disqualified by his office from contracting or otherwise dealing with the Corporation, and no such director who has, directly or indirectly, any interest in any contract or transaction to which the Corporation or a subsidiary thereof is or is to be a party shall be accountable, by reason of his holding the office of director, to the Corporation or to its shareholders for any profit or gain realized from the contract or transaction, and the contract or transaction shall not be voidable by reason only of the director’s interest therein if the contract or transaction was in the best interests of the Corporation or such subsidiary at the time it was entered into.

OFFICERS

41.                                 Election and Appointment - At the first meeting of the board after each election of directors the board shall elect or appoint a president and a secretary and may elect or appoint a chairman of the board, one or more vice-presidents, a treasurer, and such other officers as the board may determine including one or more assistants to any of the officers so appointed. In default of such election or appointment the then incumbent shall hold office until his successor is elected or appointed, or until he shall resign the office; the chairman of the board must be a member of the board but the president and other officers may, but need not, be members of the board. One person may hold more than one office. A vacancy occurring from time to time in any office may be filled by the board.

42.                                 Term of Office and Remuneration - In the absence of written agreement to the contrary the board may remove at its pleasure any officer of the Corporation. The terms of employment and remuneration of the president and other officers elected or appointed by it shall be settled from time to time by the board.

43.                                 Chairman of the Board - If appointed, the chairman of the board shall, if present, preside at all meetings of the board and of shareholders. In addition, the board may assign to him any of the powers and duties that are by any provisions of this by-law assigned to the president, and he shall have such other powers and duties as the board may prescribe. During the absence or disability of the chairman of the board the president shall assume all his powers and duties.

44.                                 President - Except where the board has designated otherwise, the president shall be the chief executive officer of the Corporation and, subject to the authority of the board, shall be charged with the general supervision of the business and affairs of the Corporation.

45.                                 Vice-President - During the absence or disability of the president his duties shall be performed and his powers may be exercised by the vice-president or, if there is more than one, by the vice-president designated from time to time by the board. If a vice-president exercises any such duty or power, the absence or disability of the president shall be presumed with reference thereto. A vice-president shall also perform such other duties and exercise such other powers as the president or the board may from time to time assign to him.

46.                                 Secretary - The secretary shall give, or cause to be given, all notices required to be given to shareholders, directors, the auditor and members of committees; he shall attend all meetings of the directors and of the shareholders and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings at such meetings; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and all books, papers, records, documents and other instruments belonging to the Corporation other than those required to be kept by another officer or agent appointed for that purpose; and he shall perform such other duties as the president or the board may from time to time assign to him.

47.                                 Treasurer - The treasurer shall keep proper books of account and accounting records with respect to all financial and other transactions of the Corporation, and under the direction of the board shall be responsible for the deposit of money, the safekeeping of securities and the receipt and disbursement of the funds of the Corporation. He shall render to the board and to the president, whenever requested, an account of all his transactions as treasurer and of the financial position of the Corporation and he shall perform such other duties as the board or the president may from time to time assign to him.

48.                                 Other Officers - The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or the board or the president require of them. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the president otherwise directs.

49.                                 Agents and Attorneys - The board shall have power from time to time to appoint agents or attorneys for the Corporation in or out of Ontario with such powers of management or otherwise (including the power to sub-delegate) as the board may determine.

50.                                 Variation of Duties - From time to time the board may vary, add to or limit the powers and duties of any officer, agent or attorney of the Corporation.

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

51.                                 Indemnity of Directors, Officers and Employees - Every director, officer and employee of the Corporation and his heirs, executors, administrators and other legal personal representatives shall from time to time be indemnified and saved harmless by the Corporation from and against,

(a)                                  any liability and all costs, charges and expenses that he sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of his duties; and

(b)                                 all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the corporation;

provided that no director or officer of the Corporation shall be indemnified by the Corporation in respect of any liability, costs, charges or expenses that he sustains or incurs in or about any action, suit or other proceeding as a result of which he is adjudged to be in breach of any duty or responsibility imposed upon him under the Act or under any other statute unless, in an action brought against him in his capacity as director or officer, he has achieved complete or substantial success as a defendant.

52.                                 Insurance - Subject to the provisions of the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors, officers or employees as the board may from time to time determine.

BANKING ARRANGEMENTS AND
EXECUTION OF INSTRUMENTS

53.                                 Banking Arrangements - The banking business of the Corporation, or any part thereof, shall be transacted with, such bank, trust company or other firm or body corporate as the board may designate, appoint or authorize from time to time and all such banking business, or any part thereof, shall be transacted on the Corporation’s behalf by such one or more officers or other persons as the board may designate, direct or authorize from time to time and to the extent thereby provided.

54.                                 Execution of Instruments - Instruments requiring the signature of the Corporation may be signed by two persons, one of whom holds the office of chairman of the board, president, vice-president or director and the other of whom holds one of the said offices or any other office created by the by-laws of the Corporation or the board. The secretary or any assistant secretary or in their absence any other officer may certify under the corporate seal copies of any by-law, resolution, minute or other document relating to the Corporation and any officer may sign a certificate under the seal of the Corporation as to matters of fact in connection with the Corporation within the purview of authority of such officer. Instruments so signed shall be binding upon the Corporation without further authorization or formality. The board may at any time and from time to time direct the manner in which and the person or persons by whom any particular instrument, class of instruments or instruments in general shall or may be signed. The corporate seal shall be affixed to any instrument on which the seal is required. For the purpose of this section ”instruments” includes contracts, deeds, mortgages, transfers and assignments of any property of the Corporation, proxies, obligations, certificates and any other documents.

SHARES

55.                                 Allotment - The board may from time to time allot the whole or any part of the authorized and unissued shares of the Corporation, including any shares created by articles of amendment increasing or otherwise varying the capital of the Corporation, in such manner and to such persons or class of persons as the board shall determine.

56.                                 Lien - Except in the case of any class or series of shares of the Corporation listed on a stock exchange the Corporation shall have a lien on the shares registered in the name of a shareholder who is indebted to the Corporation, to the extent of such debt.

57.                                 Share Certificates - Every shareholder shall be entitled, without payment, to a share certificate stating the number and class of shares held by him as shown on the records of the Corporation. Subject to the provisions of the Act, share certificates shall be in such form as the board shall from time to time approve. Unless otherwise ordered by the board, they shall be signed by the president or a vice-president and by the secretary or an assistant secretary and need not be under the corporate seal. If authorized by resolution of the board, the corporate seal of the Corporation and the signature of one of the signing officers, may be printed, engraved, lithographed or otherwise mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. Share certificates executed as aforesaid shall be valid notwithstanding that one or both of the officers whose signature (whether manual or facsimile) appears thereon no longer holds office at the date of issue or delivery of the certificate.

58.                                 Replacement of Share Certificates - The board may by resolution prescribe, either generally or in a particular case, the conditions as to indemnity, evidence of title and loss and other reasonable requirements, upon satisfaction of which a new share certificate may be issued in lieu of and upon cancellation of a share certificate which has become mutilated or in substitution for a certificate which has been lost, apparently destroyed or wrongfully taken.

59.                                 Registration of Transfer - Subject to the provisions of the Act, no transfer of shares shall be registered in a register of transfers except upon surrender of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such assurance or evidence of signature, identification and authority to transfer as the board may from time to time prescribe, and upon payment of all applicable taxes, compliance with such restrictions on transfer as are authorized by the articles and satisfaction of any lien referred to in Section 56.

60.                                 Non-recognition of Trusts - The Corporation shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not, except as ordered by a court of competent jurisdiction or as required by statute, be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any share or to recognize any such claim to or interest in such share on the part of any person other than the registered holder thereof.

61.                                 Joint Shareholders - If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof and for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such shares.

DIVIDENDS

62.                                 Dividends - The board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. A dividend payable in cash shall be paid by cheque in the amount of the dividend (less any tax required to be deducted) to the order of each registered holder of shares of the class in respect of which it has been declared and mailed by ordinary mail, postage prepaid, to such registered holder at his last address appearing on the records of the Corporation. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and, if more than one address appears on the books of the Corporation in respect of such joint holding, the cheque shall be mailed to the first address so appearing. The mailing of such cheque as aforesaid shall satisfy and discharge all liability for the dividend to the extent of the sum represented (plus any tax deducted as aforesaid) thereby, unless such cheque be not paid on due presentation. In the event of non-receipt of any cheque for a dividend by the person to whom it is so sent as aforesaid or of the loss thereof, the Corporation, on proof of such non-receipt or loss and upon receiving satisfactory indemnity, shall issue to such person a replacement cheque for a like amount.

63.                                 Record Date for Dividends and Rights - The board may fix in advance a date as the record date for the determination of shareholders entitled to the payment of any dividend or the allotment or issue of any right to subscribe for shares of other securities of the Corporation, and for any other purpose not otherwise provided for herein or in the Act, and in every such case only such persons as shall be shareholders of record on the record date shall be entitled to receive such dividend or to be allotted or issued the right to subscribe for such shares or other securities.

64.                                 Unclaimed Dividends - Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

NOTICES

65.                                 Method of Giving - Any notice, communication or other document to be given or sent by the Corporation to a shareholder, director, officer, or auditor of the Corporation under any provision of the articles or by-laws of the Corporation or of the Act, shall be sufficiently given if it is:

(a)                                  delivered personally to the person to whom it is to be given; or

(b)                                 delivered to his latest address as shown on the records of the Corporation; or

(c)                                  mailed by prepaid ordinary or air mail in a sealed envelope addressed to him at his latest address as shown on the records of the Corporation; or

(d)                                 sent to him at such address by any form of transmitted or recorded communication.

A notice, communication or document so delivered shall be deemed to have been given when it is delivered personally at the address aforesaid; and a notice, communication or document so mailed shall be deemed to have been given or sent when deposited in a post office or public letter box; and a notice sent by any form of transmitted or recorded communication shall be deemed to have been given when delivered to the appropriate communication company or agency or its representative for despatch. Where, on three consecutive occasions, notices, communications or other documents have been mailed to a shareholder at his latest address as shown on the records of the Corporation and where, on three consecutive occasions, notices, communications or other documents have been returned by the Post Office to the Corporation, the Corporation shall not be required to mail to the shareholder any further notices, communications or other documents until such time as the Corporation receives written notice from the shareholder requesting that notices, communications or other documents be sent to the shareholder at a specified address. The secretary may change the address on the records of the Corporation of any person in accordance with any information believed by him to be reliable.

66.                                 Computation of Time - In computing the date when notice must be given pursuant to any requirement for a specified number of days notice of any meeting or other event, the date on which the notice is given shall be included and the date of the meeting or other event shall be excluded.

67.                                 Omissions and Errors - The accidental omission to give any notice to any shareholder, director, officer or auditor or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

68.                                 Notice to Joint Shareholders - Any notice with respect to a share registered in more than one name may, if more than one address appears on the records of the Corporation in respect thereof, be given to the holders of such share at the first address so appearing, and notice so given shall be sufficient notice to all such holders.

69.                                 Persons Entitled by Death or Operation of Law - Every person who by operation of law, transfer, death of a shareholder or by any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which, prior to his name and address being entered on the records of the Corporation, shall have been duly given to the person from whom he derives his title to such share.

70.                                 Waiver of Notice - Any person entitled to receive a notice required to be given by the Corporation under the articles or by-laws of the Corporation or the Act, or the duly appointed proxy of a shareholder so entitled, may waive such requirement and such waiver, whether given before or after the meeting or other event of which notice is required to be given, shall cure any error, omission or default in giving such notice.

FINANCIAL YEAR

71.                                 Financial Year - Until changed by resolution of the board, the financial year of the Corporation shall end on the 31st day of December in each year.

Adopted by the Corporation effective September 26, 1980 pursuant to the provisions of the Amalgamation Agreement.

VICTOR EQUIPMENT COMPANY OF CANADA LTD.

(hereinafter called the “Corporation”)

BY-LAW NO. 2
being a by-law respecting the
borrowing of money, the issuing
of securities and the securing
of liabilities by the Corporation

BE IT ENACTED as a by-law of the Corporation as follows:

The directors of the Corporation may from time to time:

(a)                                  borrow money upon the credit of the Corporation;

(b)                                 issue, sell or pledge debt obligations of the Corporation, including without limitation, bonds, debentures, notes or other similar obligations of the Corporation whether secured or unsecured;

(c)                                  charge, mortgage, hypothecate or pledge all or any currently owned or subsequently acquired real or personal, movable or immovable property of the Corporation, including book debts, rights, powers, franchises and undertaking, to secure any such debt obligations or any money borrowed, or other debt or liability of the Corporation;

(d)                                 delegate to such one or more of the officers and directors of the Corporation as may be designated by the directors all or any of the powers conferred by the foregoing clauses of this By-law to such extent and in such manner as the directors shall determine at the time of each such delegation.

Adopted by the Corporation effective September 26, 1980 pursuant to the provisions of the Amalgamation Agreement.

VICTOR EQUIPMENT COMPANY OF CANADA LTD.

(hereinafter called the “Company”)

BY-LAW NO. 3

being a by-law respecting
the borrowing of money by the Company
from THE BANK OF NOVA SCOTIA

BE IT ENACTED as a by-law of the Company that:

1.                                       The Directors may from time to time borrow money from THE BANK OF NOVA SCOTIA (herein called the “Bank”) upon the credit of the Company on cheques, promissory notes, bills of exchange or otherwise in such amounts and subject to such terms as may be considered advisable; AND may assign, transfer, convey, hypothecate, mortgage, charge or pledge to or in favour of the Bank any property present or future, including book debts, unpaid calls, rights, powers, undertaking, franchises and the Company’s own debentures, as security for the fulfilment of any liabilities or obligations, present or future, of the Company to the Bank and may empower the Bank or any person or persons to sell by public or private sale, assign, transfer or convey from time to time any such property; AND may sign, make, draw, accept, endorse, execute and deliver on behalf of and in the name of the Company all such cheques, promissory notes, bills of exchange, drafts, acceptances, orders for the payment of money, warehouse receipts, bills of lading, agreements to give security, assignments, transfers, conveyances, hypothecs, mortgages, pledges, securities and other agreements, documents and instruments as may be necessary or useful in connection with the borrowing of money by and other banking business of the Company.

2.                                       The Directors may authorize any one or more directors, officers, employees or agents of the Company to exercise any of the rights, powers and authorities conferred by this By-law upon the Directors.

3.                                       The borrowing of money from the Bank from time to time heretofore under the authority of the Directors of the Company and the giving of security therefor are hereby ratified and confirmed.

4.                                       This By-law shall continue in force as between the Company and the Bank until a By-law repealing this By-law shall have been validly passed and confirmed and a copy thereof, duly certified under the seal of the Company, shall have been delivered to the Bank and receipt thereof acknowledged by the Bank.

Adopted by the Corporation effective September 26, 1980 pursuant to the provisions of the Amalgamation Agreement.

BY-LAW NO. 4

of

VICTOR EQUIPMENT COMPANY OF CANADA LTD.

(hereinafter called the “Company”)

being a by-law to amend
By-law No. 1 of the Company

BE IT ENACTED as a by-law of the Company as follows:

THAT By-law No. 1 of the Company be and it is hereby amended by deleting paragraph 25 thereof and substituting therefor a new paragraph 25 as follows:

25.                                 Number of Directors and Quorum - Until changed by special by-law, the board shall consist of 5 members and the quorum for the transaction of business shall consist of 3 members of the board of whom at least one shall be other than a resident Canadian. Notwithstanding vacancies, the remaining directors may exercise all the powers of the board so long as a quorum of the board remains in office.

Adopted by the Corporation effective September 26, 1980 pursuant to the provisions of the Amalgamation Agreement.

VICTOR EQUIPMENT COMPANY OF CANADA LTD.

(hereinafter called the “Corporation”)

BY-LAW NO. 5

RESPECTING THE BORROWING OF MONEY BY THE CORPORATION

RESOLVED:

WHEREAS it is necessary for the purposes of the Corporation to borrow money on the credit of the Corporation from time to time from one of the chartered banks of Canada:

THEREFORE BE IT ENACTED by the Directors of VICTOR EQUIPMENT COMPANY OF CANADA LTD., as a By-law thereof:

1.                                       That the Directors of the Corporation be and they are hereby authorized to borrow moneys from time to time from the BANK OF MONTREAL upon the credit of the Corporation in such amounts as they deem proper and by way of overdraft or otherwise.

2.                                       That any promissory notes or other, negotiable paper (including renewals thereof in whole or in part) signed on behalf of the Corporation by the officer or officers of the Corporation authorized from time to time to sign negotiable instruments in its behalf and granted to said Bank for the moneys so borrowed and interest thereon as may be agreed upon, shall be binding upon the Corporation.

3.                                       That the Directors may from time to time, if they see fit to do so, grant securities by way of mortgage, hypothecation, pledge or otherwise covering all or any of the property and assets of the Corporation present and future as security for all or any moneys borrowed by the Corporation from the Bank or any other liability of the Corporation to the Bank, and any such mortgage, hypothecation, pledge or other security shall be valid and binding upon the Corporation if signed by any of the officers authorized to sign negotiable instruments on the Corporation’s behalf.

4.                                       All contracts, deeds, grants, assurances and documents reasonably required by said Bank or its Counsel for all or any of the purposes aforesaid shall be executed and carried into effect by the proper officers of the Corporation (and when necessary) the seal of the Corporation shall be affixed thereto).

5.                                       This By-law when sanctioned by the Shareholders shall be irrevocable until a by-law repealing this By-law shall have been confirmed or sanctioned by the Shareholders and a copy thereof duly certified (under the seal of the Corporation) delivered to the said Bank, and meanwhile all the powers and authorities hereby conferred shall continue in force.

Adopted by the Corporation effective September 26, 1980 pursuant to the provisions of the Amalgamation Agreement.

BY-LAW NO. 6

of

VICTOR EQUIPMENT COMPANY OF CANADA LTD.

(hereinafter called this “Corporation”)

being a by-law to amend By-law
No. 1 of this Corporation

BE IT ENACTED as a by-law of this Corporation as follows:

1.                                       THAT By-law No. 1 of this Corporation as amended by By-law No. 4, be and it is hereby further amended by deleting paragraph 25 thereof and substituting therefor a new paragraph 25 as follows:

“25.  Number of Directors and Quorum - Until changed in accordance with the Act, the board shall consist of 6 members, of whom 1 member must be elected exclusively by the preference shareholders, and the quorum for the transaction of business shall consist of 3 members of the board, of whom at least 1 shall be other than a resident Canadian. Notwithstanding vacancies, the remaining directors may exercise all the powers of the board so long as a quorum of the board remains in office.”

2.                                       THAT subject to its confirmation by the shareholder this by-law shall come into force immediately prior to the issuance of the certificate of amalgamation amalgamating this Corporation and Stoody Uniweld Limited under The Business Corporations Act.

Adopted by the Corporation effective September 26, 1980 pursuant to the provisions of the Amalgamation Agreement.

BE IT ENACTED as a by-law of this Corporation as follows:

1.                                       THAT By-law No. 1 of this Corporation as amended by By-law No. 4, be and it is hereby further amended by deleting paragraph 25 thereof and substituting therefor a new paragraph 25 as follows:

“25.  Number of Directors and Quorum - Until changed in accordance with the Act, the board shall consist of 6 members, of whom 1 member must be elected exclusively by the preference shareholders, and the quorum for the transaction of business shall consist of 3 members of the board, of whom at least 1 shall be other than a resident Canadian. Notwithstanding vacancies, the remaining directors may exercise all the powers of the board so long as a quorum of the board remains in office.”

2.                                       THAT subject to its confirmation by the shareholder this by-law shall come into force immediately prior to the issuance of the certificate of amalgamation amalgamating this Corporation and Stoody Uniweld Limited under The Business Corporations Act.

The foregoing By-Law No. 6 as passed by the board of directors of Victor Equipment Company of Canada Ltd. at a meeting held on the 18th day of September, 1980 is hereby confirmed without variation as evidenced by the execution hereof by the sold shareholder of Victor  Equipment Company of Canada Ltd. pursuant to the provisions of The Business Corp[orations Act.

DATED this 18th day of September, 1980.

VICTOR EQUIPMENT COMPANY

\s\ Edward A. Morehead

VICTOR EQUIPMENT COMPANY OF CANADA LTD.

SHAREHOLDERS’ CONFIRMATION OF ADOPTION OF BY-LAWS OF THE
CORPORATION PURSUANT TO THE PROVISIONS OF THE AMALGAMATION
AGREEMENT EFFECTIVE SEPTEMBER 26, 1980

“RESOLVED:

1.                                       THAT By-law No. 1 of the amalgamating corporation, Victor Equipment Company of Canada Ltd., as amended by By-laws Numbers 4 and 6 and varied only to substitute the present number of directors of this Corporation, namely six, is By-law No. 1 and the general by-law of this Corporation, and that the Secretary is directed to enter a copy thereof into the minute book of this Corporation.

2.                                       THAT By-law No. 2 of the amalgamating corporation, Victor Equipment Company of Canada Ltd., is By-law No. 2 and the general borrowing by-law of this Corporation, and that the Secretary is directed to enter a copy thereof into the minute book of this Corporation.

3.                                       THAT By-law No. 5 of the amalgamating corporation, Victor Equipment Company of Canada Ltd., is By-law No. 5 and the borrowing by-law in the Bank of Montreal form and that the Secretary is directed to enter a copy thereof into the minute book of this Corporation.”

The foregoing resolution as passed by the Board of Directors of Victor Equipment Company of Canada Ltd. at a meeting held on the 26th day of September, 1980 is hereby consented to and confirmed without variation as evidenced by the execution hereof by all the shareholders of Victor Equipment Company of Canada Ltd. pursuant to the provisions of The Business Corporations Act.

DATED this 20th day of October, 1980.

VICTOR EQUIPMENT COMPANY

By:

Title:

STOODY COMPANY

By:

Title:

BY-LAW NO. 7

a by-law to amend By-law No. 1 of
PALCO WELDING PRODUCTS CANADA LTD.

BE IT ENACTED as a by-law of PALCO WELDING PRODUCTS CANADA LTD. (hereinafter referred to as the “Corporation’) as follows:

1.                                       By-law No. 1 of the Corporation is amended:

(a)                                  by removing section 25 thereof as amended by By-law No. 4 and By-law No. 6 of the Corporation, and substituting the following therefor:

“25(a) Number of Directors - The board shall consist of such number of directors as shall be set out in the articles or as may from time to time be determined in accordance with the Act, PROVIDED always that 1 member of the board must be elected exclusively by the preference shareholders. Where the board is empowered by special resolution to determine the number of directors within a range set out in the articles:

(i)                                     the directors may appoint additional directors provided that after such appointment the total number of directors would not be greater than one and one-third times the number of directors required to have been elected at the last annual meeting nor greater than the maximum number set out above; and

(ii)                                  the number of directors to be elected at the annual meeting shall be the number of directors last determined by the board.

(b)                                 Quorum - The quorum for the transaction of business at any meeting of the board shall consist of 3 members of the board of whom at least 1 shall be other than a resident Canadian. Notwithstanding vacancies, a quorum of directors may exercise all the powers of the board.”

(b                                     by removing in section 4 thereof, after the word “elsewhere” in the third line thereof, the words “if permitted by the articles”.

(c)                                  by removing in section 4 thereof, after the word “elsewhere” in the fifth line thereof, the words “if permitted by the articles”.

(d)                                 by removing section 27 thereof and substituting the following therefor:

“27. Election and Term - Directors shall be elected by the shareholders at the first meeting of shareholders after the effective date of this by-law and at each succeeding annual meeting at which an election of directors is required and shall hold office for a term expiring not later than the close of the third annual meeting of shareholders following the election. The number of directors to be elected at any such meeting shall be that number most recently determined in the manner referred to in section 25. The election need not be by ballot unless a poll is demanded by any shareholder or required by the chairman in accordance with section 19.  If an election of directors is not held at an annual meeting of shareholders at which such election is required, the incumbent directors shall continue in office until their successors are elected.”

(e)                                  by removing section 30 thereof and substituting the following therefor:

“30.  Vacancies - Subject to the Act, a quorum of directors (whether or not the majority of such quorum are resident Canadians) may fill a vacancy among the directors, except a vacancy resulting from,

(a)                                  an increase in the number of directors otherwise than an increase in the board of directors pursuant to a special resolution empowering the board to fix the number of directors within a range set out in the articles; or,

(b)                                 an increase in the maximum number of directors set out in the articles, as the case may be; or,

(c)                                  a failure to elect the number of directors required to be elected at any meeting of shareholders. “

(f)                                    by removing in section 39 thereof, after the word “directors” in the second line thereof, the words “as may from time to time be authorized by by-law confirmed by the shareholders in accordance with the Act.” and substituting therefor the words, “as the board may from time to time authorize.”

2.                                       All by-laws and resolutions of the Corporation inconsistent herewith are hereby amended, modified and revised in order to give effect to this by-law.

The foregoing By-law No. 7 is hereby passed as evidenced by the signatures of all the Directors of the Corporation pursuant to the provisions of the Business Corporations Act, 1982 (Ontario).

DATED this 3 day of February, 1984.

\s\ J.M. Bobyk	\s\ E.A. Morehead
J. M. Bobyk	E. A. Moorehead

\s\ J.B. Lovell	\s\ N.F.J. Duke
J. B. Lovell	N. F. J. Duke

\s\ D.M. Green	\s\ C.R. Osler
D. M. Green	C. R. Osler

The foregoing By-law No. 7 is hereby confirmed as evidenced by the execution hereof by all the Shareholders of the Corporation entitled to vote pursuant to the provisions of the Business Corporations Act, 1982 (Ontario).

DATED this 3 day of February, 1984.

VICTOR EQUIPMENT COMPANY

STOODY COMPANY